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                                                                     EXHIBIT 5.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2002, except for notes 7 and 20 as to which the dates are March 28, 2002 and June 9, 2002, respectively with respect to the consolidated financial statements of Echo Bay Mines Ltd. as at December 31, 2001 and 2000 and for each of the years in the three year period ended December 31, 2001 incorporated by reference in the Registration Statement on Form F-10 of Kinross Gold Corporation.





Edmonton, Canada                                   /s/ ERNST & YOUNG LLP

January 22, 2003                                   Chartered Accountants